Exhibit 32.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002

Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code

The undersigned, being the Principal Executive Officer of Enbridge Energy Management, L.L.C. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (the “Quarterly Report”), filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2011	By:	/S/ MARK A. MAKI
Mark A. Maki
President (Principal Executive Officer)